CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Robert J. Brault, Chief Financial Officer of Smith Barney Income Funds – Smith Barney Municipal High Income Fund (the “Registrant”), each certify to the best of his knowledge that:

        1. The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Income Funds — Smith Barney Municipal High Income Fund /s/ R. Jay Gerken R. Jay Gerken Date: April 7, 2006	Chief Financial Officer Smith Barney Income Funds — Smith Barney Municipal High Income Fund /s/ Robert J. Brault Robert J. Brault Date: April 7, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.